Exhibit 8.1

March 13, 2019

Fiserv, Inc.

255 Fiserv Drive

Brookfield, Wisconsin 53045

Ladies and Gentlemen:

We have acted as counsel to Fiserv, Inc., a Wisconsin corporation (“Fiserv”), in connection with the planned merger pursuant to the Agreement and Plan of Merger, dated as of January 16, 2019 (the “Merger Agreement”), by and among Fiserv, 300 Holdings, Inc., a Delaware corporation and direct, wholly owned Subsidiary of Fiserv (“Merger Sub”) and First Data Corporation, a Delaware corporation (“First Data”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into First Data, with First Data continuing as the surviving corporation (the “Merger”). The Merger is described in the joint proxy statement/prospectus and other proxy solicitation materials of Fiserv constituting a part thereof (“Joint Proxy Statement/Prospectus”), which is included in the registration statement filed on or about the date hereof on Form S-4 by Fiserv (as amended or supplemented through the date hereof, the “Registration Statement”) in connection with the Merger. Capitalized terms used herein but not defined shall have the meanings set forth in the Merger Agreement. We have examined (i) the Agreement, (ii) the Registration Statement and (iii) the representation letters of First Data and Fiserv delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time (as defined in the Agreement), (iii) the representations made by First Data and Fiserv in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of”, or based on the belief of First Data or Fiserv or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that each of First Data and Fiserv has complied with and, if applicable, will continue to comply with, their respective covenants contained in the Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm to you that the statements set forth under the caption “Material U.S. Federal Income Tax Consequences of the Merger” in the Joint Proxy Statement/Prospectus included in the Registration Statement represent our opinion as to the material United States federal income tax consequences of the Merger to holders of First Data’s common stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references therein to us. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP
Sullivan & Cromwell LLP